Exhibit 23.3

Pistrelli, Henry Martin y Asociados S.R.L. 25 de mayo 487 - C1002ABI Buenos Aires, Argentina	Tel: (54-11) 4318-1600/4311-6644 Fax: (54-11) 4510-2220 ey.com

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of

McEwen Mining Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-4 of McEwen Mining Inc. of our report dated May 14, 2018, with respect to the statements of financial position of Minera Santa Cruz S.A. as of December 31, 2017 and 2016, and the related statements of profit (loss) and other comprehensive profit (loss), changes in equity, and cash flows for the years ended December 31, 2017, 2016 and 2015, included in McEwen Mining Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2017. We further consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Pistrelli, Henry Martin y Asociados S.R.L.
Member of Ernst & Young Global
City of Buenos Aires, Argentina
August 15, 2018

Es miembro de Ernst & Young Global Limited